EXHIBIT 10.1

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

NANOPHASE TECHNOLOGIES CORPORATION

and

ESTER SOLUTIONS COMPANY

SUPPLY AGREEMENT

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

SUPPLY AGREEMENT

This Supply Agreement (“Agreement”) is made as of March 31, 2016, by and between Nanophase Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware having its principal place of business at 1319 Marquette Drive, Romeoville, IL 60446 (“Supplier”) and Ester Solutions Company., a Delaware corporation having its principal place of business at 120 South Riverside Plaza, Ste. 1620, Chicago, IL 60606 (“Company”).

RECITALS:

Company wishes to obtain from Supplier, and Supplier is willing to supply to Company, from time to time, certain products subject to the terms and conditions of this Agreement.

TERMS AGREED:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement:

“Agreement”	means this Agreement, together with its Schedules.

“Confidential Information”	means, in relation to either party, information belonging or relating to that party, its business, business plans, affairs or activities, which information is confidential and proprietary to that party;

“Contract”	means a contract for the sale and purchase of Products between Supplier and Company, formed by Supplier’s acceptance of an Order, and subject to the terms of this Agreement;

“Delivery”	means, in relation to any Contract, transfer of physical possession of the Product in accordance with the INCOTERM applicable to such Contract;

“Documentation”	means documentation relating to the operation, support and maintenance of the Products;

“Effective Date”	means the date of execution hereof;

“Intellectual Property Right”	means any patent, registered design, copyright, design right, topography right, trade mark, business name, application to register any of the aforementioned rights, trade secret, unpatented know-how and right of confidence, and any other intellectual property right of any nature whatsoever in any part of the world;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

“Market Competitive Terms”	“Market Competitive Terms” means the pricing, specification and other material terms related to the Products (or products that reasonably substitute for the Products) offered by any supplier that, taken in the aggregate, are most favorable to Company.

“Order”	means an order placed by Company for the supply of Products on the terms and conditions of this Agreement, stating Company’s order number, the Products ordered and the price(s) thereof, and the requested Delivery date(s) and Delivery address(es);

“Products”	means the products manufactured by Supplier and set out in Schedule 1, together with any other products agreed in writing between the parties from time to time, which Supplier has agreed to supply to Company under this Agreement or any Contract;

“Specifications”	means the Product specifications and any other specifications, and any amendments thereto, agreed in writing between Supplier and Company from time to time.

1.2	Terms. Unless otherwise agreed in writing between the parties, all Contracts are entered into on the basis of the terms and conditions of this Agreement, to the exclusion of any other terms and conditions set out or referred to in any document or other communication used by either party in concluding a Contract. In the event of any conflict between the terms and conditions of this Agreement and any other document or communication, the former shall prevail.

1.3	Headings. Clause headings are for ease of reference and do not form part of nor shall they affect the interpretation of this Agreement.

1.4	Schedules. The Schedules referred to form part of this Agreement.

1.5	Interpretation. Where the context so admits or requires words denoting the singular include the plural and vice versa and words denoting any gender include all genders.

1.6	Successors. References to each party include its permitted assigns and successors by operation of law.

1.7	Precedence. In the event of any inconsistency between the provisions of any Schedule hereto and the provisions of the main body of this Agreement, the latter shall prevail to the extent of the inconsistency.

2.	ORDERS AND DELIVERY

2.1	Contract. The placing by Company of an Order under and in accordance with this Agreement and acceptance thereof by Supplier shall create a Contract, subject to the terms of this Agreement.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

2.2	Acceptance. No Contract shall be deemed in effect unless and until Supplier has accepted Company’s Order by issuing a written order acceptance. Company agrees to place orders with a minimum lead-time of [*] days to requested delivery date and with quantities in increments of [*] kg. Supplier shall maintain capacity sufficient to fulfill orders of up to [*] kg of HallBrite EZ-FLO TDX OR [*] kg of HallBrite EZ_FLO TDX+ within [*] days of receiving such orders.

2.3	Shipment. Supplier will establish a shipment schedule for each order accepted from Company. Supplier will ship the Products from its facility in accordance with this schedule, subject to delays beyond Supplier’s control. Supplier will select the method of shipment for Company’s account.

2.4	Cancelation. Company shall be entitled to cancel any Order, in whole or in part, by giving written notice to Supplier. On any such cancellation, Company shall within thirty (30) days of receipt of Supplier’s invoice pay the following cancellation charges:

Notice before specified Delivery date (days)	Cancellation charge (% of price of cancelled Order, or part thereof)

Not less than 60	[	*]%
Less than 60, but not less than 30	[	*]%

No Order may be cancelled less than [30] days prior to the scheduled delivery date.

2.5	Purchase Commitment. Provided that Supplier is able to supply the Company with Products on Market Competitive Terms, Supplier shall sell and Company agrees to purchase Company’s requirements for the Products (or products that reasonably substitute for the Products) from Supplier. If Company obtains a quotation to supply Products (or products that reasonably substitute for the Products) from a third party on terms that are, in the aggregate, more favorable to Company than those offered by Supplier, Company shall notify Supplier promptly in writing of the identity of the third party supplier and the proposed terms of supply. Supplier will have five (5) business days to agree in writing to supply Company with Products on terms that are, in the aggregate, at least as favorable to Company as those offered by such third party supplier. If Supplier agrees to supply Company with Products on terms that are, in the aggregate, at least as favorable to Company as those offered by such third party supplier, Company shall purchase the Products from Supplier. If Supplier fails to so notify Company within said five (5) business days, Company shall be free to purchase the Products (or products that reasonably substitute for the Products) from such third party supplier. Company agrees not to disclose or attempt to transfer any of the Supplier’s IP to any party in order to enable the Company to purchase a similar product from another company.

2.6	Forecast. Within ten (10) days after the end of each quarter of this Agreement, Company will provide Supplier with a rolling (180) day forecast (“Forecast”) of its anticipated requirements for the Products.

2.7	Delivery. Supplier shall deliver the Products, EX WORKS Supplier’s premises (INCOTERMS 2010) unless otherwise agreed in a Contract. Risk of loss will pass to Company when Products leave Supplier’s dock.

2.8	Inspection. Company will inspect the Products upon arrival and immediately notify Supplier of any damage, tampering, shortage or other discrepancy between the Products and shipping

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

documents. Company will retain any damaged or tampered Product in its original packaging for inspection by Supplier or the insurer. Any claim not reported to Supplier within fifteen (15) days after arrival may be denied.

3.	PRICES AND PAYMENT

3.1	Pricing. Company will pay Supplier for its documented costs of production and delivery of the Products to Company (“COGS”). In addition, Company will pay Supplier [*] percent ([*]%) of Company’s Net Profit from sales of the Products to customers. For purposes of this section, “Net Profit” shall mean the amounts actually received from a customer for the sale of the Product, less (i) all taxes, duties and similar charges, (ii) shipping costs from Supplier to Company’s US warehouse, and (iii) all COGS amounts previously paid to Supplier for such Product.

3.2	Payment. Absent the written agreement of Supplier and Company stating otherwise, all amounts due for (i) COGS shall be payable within [*] days from the date of Supplier’s invoice, and (ii) Company Net Profits shall be payable within [*] days from the date Company actually receives payment from the customer. All amounts due under this Agreement or a Contract shall be paid in U.S. Dollars by direct bank transfer to Supplier’s nominated bank account, or such other means as may be agreed between the parties in writing from time to time. Company shall bear all bank charges associated with any such payment. On a quarterly basis, Company shall provide to Supplier a schedule of business activity, to include price per unit of sale, and the units of sale for each invoice issued by Company for the sale of the Products.

3.3	Taxes. Any taxes, excises and/or other governmental charges upon the production, sale or shipment of the Product sold hereunder, now imposed or hereafter becoming effective during the term of this agreement, shall be added to the pricing herein provided, and shall be part of the COGS, in the case of such charges levied on Supplier and shall reduce the Company Net Profit amount, in the case of charges levied on Company.

4.	LIMITED WARRANTY

4.1	No Conflict. Supplier represents and warrants that its execution and performance of this Agreement will not conflict with any other obligation to which Supplier may be bound.

4.2	Limited Warranty. Supplier warrants to Company that the Products will conform to their applicable Specifications as listed on their respective Certificates of Analysis (CofAs) for the duration of the period of time defined by the retest dates provided on said CofAs (Warranty Period”).

4.3	Remedy. In case of breach of warranty during the Warranty Period, Supplier will, at its option, correct or replace the defective Product. If Supplier determines that a defective Product cannot be corrected or replaced within a reasonable period of time or on reasonable terms, Company may return the defective Product to Supplier in exchange for a refund of the price that Company actually paid to Supplier for such defective Product. The foregoing states Company’s exclusive remedy and Supplier’s sole liability, with respect to breach of warranty or any other duty related to the quality of the Product in accordance with applicable law.

4.4	Disclaimer. SUPPLIER MAKES NO OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, CONCERNING THE

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

PRODUCTS, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY. COMPANY ASSUMES ALL RISKS AND LIABILITY FOR (i) RESULTS OBTAINED BY THE USE OF THE PRODUCT PURCHASED HEREUNDER, WHETHER USED AS DELIVERED IN COMBINATION WITH OTHER PRODUCTS, (ii) DETERMINING FITNESS FOR USE IN, OR IN CONJUNCTION WITH, OTHER PRODUCTS, (iii) OBTAINING GOVERNMENTAL HEALTH, SAFETY, ENVIRONMENTAL OR OTHER APPROVALS FOR UTILIZATION, AND (iv) FOR ANY LOSS OR DAMAGE RESULTING FROM THE HANDLING, USE OR MISUSE BY COMPANY OF PRODUCTS PURCHASED HEREUNDER.

5.	MARKS

5.1	Ownership. All trademarks, service marks, trade names, logos or other words or symbols identifying the Products (the “Marks”) are and will remain the exclusive property of Supplier, whether or not specifically recognized or perfected under applicable law. Company will not acquire any right in the Marks, except the limited use rights specified in Section 5.2. Company will not register, directly or indirectly, any trademark, service mark, trade name, company name or other proprietary or commercial right that is identical or confusingly similar to the Marks or that constitute translations thereof.

5.2	Use. Company will use the Marks exclusively to advertise and promote the Products. All advertisements and promotional materials will (i) clearly identify Supplier as the owner of the Marks, (ii) conform to Supplier’s then-current trademark and logo guidelines, and (iii) otherwise comply with any notice or marking requirement under applicable law. Before publishing or disseminating any advertisement or promotional materials bearing a Mark, Company will deliver a sample of the advertisement or promotional materials to Supplier for prior approval. If Supplier notifies Company that the use of the Mark is inappropriate, Company will not publish or otherwise disseminate the advertisement or promotional materials until they have been modified to Supplier’s satisfaction.

6.	INDEMNITY

Without limiting Supplier’s rights under this Agreement, and in addition thereto, Company shall indemnify and hold harmless, and at Supplier’s request, defend Supplier and its related persons from and against all damages, losses, liabilities and expenses suffered or incurred by Supplier or its related persons in connection with any claim arising from (1) Supplier’s breach of its representation and warranty in Section 4.1, (2) any warranty, condition, representation, indemnity or guarantee granted by Company with respect to its Products in addition to or in lieu of the warranty set forth in Section 4.2, (3) any omission or inaccuracy in Company’s advertisements and promotional materials that relate to the Products, (4) any modification of or addition to the Products performed or authorized by Company. This Section will not be construed to limit or exclude any other claims or remedies which a party may assert under this Agreement or by law.

7.	CONFIDENTIALITY

7.1

Information. Each of the parties acknowledges that, whether in the course of execution and performance of this Agreement or otherwise, it has and will receive or become aware of Confidential Information of the other party. Each party will keep all Confidential Information of the other party confidential, secure and protected against theft, damage, loss or unauthorized access, and will not at any time without the prior written consent of the

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

other party use or disclose any of the other party’s Confidential Information other than for the sole purpose of the performance of its obligations and the exercise of its rights under this Agreement. Each party will ensure that its respective employees, agents and contractors to whom Confidential Information of the other party is disclosed are made aware of its confidentiality obligations and agree to be bound by them.

7.2	Nondisclosure. Neither party may, without the other party’s prior written consent, disclose any information or issue any press release or public announcement regarding the existence, subject matter or terms of this Agreement. Nothing in this Agreement shall prevent either party from meeting its disclosure obligations with the SEC or other regulatory authority.

7.3	Limitations. The obligations imposed by this Section 7 shall survive the expiry or termination of this Agreement but shall not apply to any Confidential Information to the extent to which it:

(a)	at the time it is received is in the public domain, or subsequently comes into the public domain through no fault of the recipient, its employees, agents or contractors;

(b)	is lawfully received by the recipient from a third party on an unrestricted basis;

(c)	is already know to the recipient before receipt from the discloser;

(d)	is independently developed by the recipient or its employees, agents or contractors without reliance on the discloser’s confidential information; or

(e)	is required to be disclosed by law, regulation or pursuant to an order of a competent authority, provided the recipient provides the discloser with reasonable written notice prior to any such disclosure.

8.	INTELLECTUAL PROPERTY RIGHTS

8.1	Ownership. All Intellectual Property Rights in and in relation to the Products that a party developed prior to the Effective Date shall be and remain the sole and exclusive property of such party (“Pre-Existing IP”). All Intellectual Property Rights in and in relation to the Products developed on or after the Effective Date shall be and remain the sole and exclusive property of Supplier. Notwithstanding the foregoing, as between Suppler and Company, all Intellectual Property Rights in and in relation to modifications or customizations to the Products (New Product Concept) requested by a customer of Company shall be under the sole ownership of the Company, and the Company shall have the exclusive right to sell the New Product Concept. Supplier shall not be obligated to make or develop the New Product Concept. Each party hereby grants the other party a limited, non-exclusive and non-transferable license to use its Pre-Existing IP and its Intellectual Property solely as necessary for the other party to perform its obligations under this Agreement.

8.2	lndemnity. Subject to the remainder of this Section 8, if an action is brought against a Company or its customer claiming that a Product infringes a patent or a copyright, or misappropriates a trade secret, Supplier will defend Company at Supplier’s expense and pay the damages and costs finally awarded against Company in the infringement or misappropriation action. Company agrees to (i) notify Supplier promptly upon learning that the claim might be asserted, (ii) afford Supplier has sole control over the defense of the claim and any negotiation for its settlement or compromise and (iii) fully cooperate with Supplier in the defense or settlement of the claim.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

8.3 Alternative Remedy. In addition to the foregoing, if a claim described in Section 8.2 may be or has been asserted, Company will permit Supplier, at Supplier’s option and expense, to (i) procure the right to continue using the Product, (ii) replace or modify the Product to eliminate the infringement while providing functionally equivalent performance or (iii) accept the return of the Product in exchange for a refund of the price that Company actually paid to Supplier for such Product.

8.4	Exclusions. Supplier will have no indemnity obligation to Company, and Company shall indemnify Supplier, if the infringement or misappropriation claim results from (i) a modification of the Product not provided by Supplier, (ii) the failure to promptly use a functionally equivalent substitute that would have eliminated the actual or alleged infringement, or (iii) the combination of the Product with other items or products not provided by Supplier, but only if the infringement claim would not have arisen from use of the Product alone.

8.5	Exclusive Remedy. Sections 8.2 through 8.4 state Company’s exclusive remedy and Supplier’s sole liability, in the event of any infringement or misappropriation claim related to the Products

9.	LIABILITY

UNDER NO CIRCUMSTANCES WILL EITHER PARTY, ITS LICENSORS OR RELATED PERSONS BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CLAIMS OF THE OTHER PARTY (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF GOODWILL, USE OF MONEY, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS), ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE. EXCEPT FOR SECTIONS 6 AND 8, IN NO EVENT WILL THE AGGREGATE LIABILITY WHICH EITHER PARTY, ITS LICENSORS AND RELATED PERSONS MAY INCUR IN ANY ACTION OR PROCEEDING EXCEED THE TOTAL AMOUNT ACTUALLY PAID TO SUPPLIER BY COMPANY UNDER THIS AGREEMENT. THIS SECTION WILL NOT APPLY ONLY WHEN AND TO THE EXTENT THAT APPLICABLE LAW SPECIFICALLY REQUIRES LIABILITY, DESPITE THE FOREGOING EXCLUSION AND LIMITATION.

10.	TERM AND TERMINATION

10.1	Term. This Agreement shall enter into force on the Effective Date and, subject to earlier termination in accordance with the terms of this Agreement, shall continue in force for an initial period of three (3) years (“Initial Term”) and shall thereafter automatically renew for successive terms of one (1) year each (each a “Renewal Term” and with the Initial Term, the “Term”), unless other Party provides the other party not less than ninety (90) days written notice prior to the expiration of the then-current Term of its intention not to renew; provided that all obligations of the parties under Orders accepted prior to the effective date of expiration or termination shall continue until satisfaction of the parties’ respective obligations in accordance with the terms of this Agreement.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

10.2	Termination. Either party may terminate this Agreement or any Contract (as the case may be) immediately at any time by written notice to the other party if:

i.	the other party commits a material breach of this Agreement or the Contract (as the case may be) which is incapable of remedy or which it fails to remedy within thirty (30) days of receiving written notice requiring it to do so; or

ii.	the other party becomes insolvent, has a receiver, administrative receiver, administrator or manager appointed of the whole or any part of its assets or business, makes any composition or arrangement with its creditors, takes or suffers any similar action in consequence of debt or an order or resolution is made for its dissolution or liquidation (other than for the purpose of solvent amalgamation or reconstruction).

11.	COMMITMENT TO SUPPLY

Supplier acknowledges and agrees that an uninterrupted supply of Products is critical to the operation of the Company’s business. Therefore, Supplier shall use its best efforts to supply Products in accordance with this Agreement. Should Supplier be unable to deliver Products for a period of sixty (60) days, Supplier shall then use its best efforts to manufacture Products at a third party, under the Supplier’s supervision and management.

Should supplier undergo a Change in Control, for the purpose of clarity, Supplier, in whatever form or control, shall remain obligated to the same commitments to perform under this Agreement.

12.	CONSEQUENCES OF TERMINATION

12.1	Return. Upon termination of this Agreement for any reason, each party shall, except to the extent permitted or required to exercise or perform its continuing rights, licences or obligations hereunder, return to the other party all property of the other party (including any specifications, drawings and information provided by either party to the other or any item bearing a Mark) then in its possession, custody or control and shall not retain any copies of the same.

12.2	Survival. Termination of this Agreement or any Contract in accordance with the terms hereof shall not affect the accrued rights or liabilities of the parties at the date of termination.

13.	INSPECTION

During the term of this Agreement, each party or its representatives may, upon prior notice to the other party, inspect the equipment and facilities of the other party during normal working hours to verify its compliance with this Agreement, including, in the case of Company, Supplier’s substantiation and records of Supplier’s raw materials and costs of production, and in the case of Supplier, Company’s substantiation of its calculations of Net Profit, including but not limited to pricing and discounts offered by Company to customers and the costs associated with the materials supplied by Company to Supplier.. While conducting these inspections, the inspecting party and its representatives will be entitled to copy any item that the other party may possess in violation of this Agreement.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

14.	FORCE MAJEURE

Neither party will be liable for any failure or delay in performing an obligation under this Agreement that is due to causes beyond its reasonable control, such as natural catastrophes, governmental acts or omissions, laws or regulations, labor strikes or difficulties, transportation stoppages or slowdowns or the inability to procure parts or materials. If any of these causes continue to prevent or delay performance for more than ninety (90) days, either party may terminate this Agreement, effective immediately upon notice to the other party.

15.	ASSIGNMENT

Except as may be expressly provided elsewhere in this Agreement, neither party may assign, sub-license or sub-contract this Agreement or any Contract or any of its rights or obligations under this Agreement or under any Contract without the prior written consent of the other party, and any attempt to do so shall be void; provided that either party may assign any of its rights and/or obligations under this Agreement or any Contract, upon notice to the other party, (i) to a related company or (ii) to an unrelated company pursuant to a sale, merger or other consolidation of such party or any of its operating divisions. Company and Supplier further agree that the requirements of Section 14 herein are to be communicated to any known potential third party prior to consummation of a sale, merger or other consolidation. This Agreement shall be binding upon and inure to the benefit of, the successors and permitted assigns of the parties. An assigning party shall give prompt notice of assignment to the other party.

16.	EFFECT TERMINATION - LAST TIME BUY ORDER

Upon the expiration or termination of this Agreement for any reason, Company shall have the right to, within [*] days from the date of expiration or termination, place a Last Time Buy Order with Supplier for Products in quantities not more than [*] times the last nonbinding [*] month forecast Customer provided to Supplier pursuant to Section 2.6 with a delivery schedule generally consistent with the previously agreed upon lead times, delivery dates and other delivery obligations.

17.	NOTICES

All notices and other communications required or permitted to be served or given shall be in writing and sent by first class post, courier or facsimile to the intended recipient’s address as specified above or such other address as either party may notify to the other from time to time.

18.	GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois, U.S.A. excluding its conflict of law principles. Supplier and Company exclude application of the United Nations Convention on Contracts for the International Sale of Goods from this Agreement and any transaction between them that may be implemented in connection with this Agreement.

19.	VENUE

The state and federal courts located in Cook County, Illinois, U.S.A. shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. Company hereby irrevocably submits itself to the exclusive jurisdiction of the state and federal courts located in Cook County, Illinois, U.S.A., waiving any other jurisdiction that it may be entitled to because of its current or future addresses, or for any other reason. Notwithstanding the foregoing, either party may apply for interim or permanent injunctive relief in any court of competent jurisdiction.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

20.	GENERAL

20.1	Independent Parties. The relationship of the parties is that of independent contractors dealing at arm’s length. Except as otherwise expressly stated in this Agreement, nothing in this Agreement or any Contract shall constitute the parties as partners, joint venturers or co-owners, constitute either party as the agent, employee or representative of the other, or empower either party to act for, bind or otherwise create or assume any obligation on behalf of the other party.

20.2	Further Assurances. The parties shall do and execute all such further acts and things as are reasonably required to give full effect to the rights given and the transactions contemplated by this Agreement or any Contract.

20.3	Survival. Provisions of this Agreement which either are expressed to survive expiry or termination of this Agreement or from their nature or context it is contemplated that they are to survive such expiry or termination, shall remain in full force and effect notwithstanding such expiry or termination.

20.4	Costs. Except as otherwise expressly provided in this Agreement or any Contract or otherwise agreed in writing between the parties, each party shall be responsible for its own costs incurred in performing its obligations under this Agreement or any Contract.

20.5	Entire Agreement. This Agreement and its Schedules constitute the complete and entire statement of all terms, conditions and representations of the agreement between Supplier and Company with respect to its subject matter and supersedes all prior writings or understandings.

IN WITNESS WHEREOF, Supplier and Company cause this Agreement to be executed by their duly authorized representatives identified below.

Nanophase Technologies Corporation (“Supplier”)		Ester Solutions Company (“Company”)

By:	/s/ Jess Jankowski	By:	/s/ Jeffrey T. Beckman
Name:	Jess Jankowski	Name:	Jeffrey T. Beckman
Title:	President & Chief Executive Officer	Title:	Assistant Secretary

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

SCHEDULE 1

Products

HallBrite EZ-FLO TDX

INCI: Butyloctyl Salicylate (and) Titanium Dioxide (and) Triceteareth-4 Phosphate (and) Dimethiconol/Caprylylsilsesquioxane/Silicate Crosspolymer

HallBrite EZ-FLO TDX PLUS

INCI: Butyloctyl Salicylate (and) Titanium Dioxide (and) C12-15 Alkyl Benzoate (and) Ethylhexyl Methoxycrylene (and) Triceteareth-4 Phosphate (and) Dimethiconol/Caprylylsilsesquioxane/Silicate Crosspolymer